EXHIBIT 10.23

                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.
                        335 North Maple Drive, Suite 240
                             Beverly Hills, CA 90210



                                  July 18, 2003



James Rudis
President and Chief Executive Officer
Overhill Farms, Inc.
2727 East Vernon Avenue
Vernon, CA  90058

                  Re:      CONDITIONAL WAIVER LETTER
                           -------------------------

Dear Mr. Rudis:

         We refer to that certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003, as amended by a First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of May 16, 2003, and as further amended by a Second Amendment to Second Amended and Restated Securities Purchase Agreement dated as of June 19, 2003 (as so amended, the "SECURITIES PURCHASE AGREEMENT"), by and among Overhill Farms, Inc., a Nevada corporation (the "COMPANY"), the entities from time to time parties thereto as Guarantors and Levine Leichtman Capital Partners II, L.P. (the "PURCHASER"). Unless otherwise indicated, all capitalized terms used and not defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

1.       ISSUANCE AND SALE OF APRIL 2003 SHARES.
         ---------------------------------------

         Section 8.28(d) of the Securities Purchase Agreement provides in relevant part that the Company's failure to issue and sell to the Purchaser the April 2003 Shares on or before July 20, 2003, shall constitute an Event of Default as of July 20, 2003 (and such Event of Default shall not be deemed curable). The Company has advised the Purchaser that, as a result of the SEC's full review of the Company's proxy statement previously filed with the SEC pursuant to Section 8.28(c) of the Securities Purchase Agreement, the Company had to postpone the Special Stockholder Meeting initially scheduled for July 14,

James Rudis
Overhill Farms, Inc.
July 18, 2003


2003; therefore, the Company will be unable to issue and sell to the Purchaser the April 2003 Shares on or before July 20, 2003. Accordingly, the Company has requested that the Purchaser waive the Event of Default that would result as of July 20, 2003.

         At the request of the Company, and pursuant to Section 12.2 of the Securities Purchase Agreement, the Purchaser waives the Event of Default that would occur as of July 20, 2003, by virtue of the Company's failure to issue and sell to the Purchaser the April 2003 Shares on or before such date; provided, HOWEVER, that if the Company fails to issue and sell to the Purchaser the April 2003 Shares on or before August 20, 2003, then the waiver provided for in this paragraph shall be void AB INITIO and the Company's failure to issue and sell to the Purchaser the April 2003 Shares on or before July 20, 2003, shall constitute an Event of Default as of July 20, 2003 (and, notwithstanding anything to the contrary, such Event of Default shall not be deemed curable).

         The Company and the Purchaser informally have agreed that the Special Stockholder Meeting required to be held pursuant to Section 8.28(c) of the Securities Purchase Agreement may be either a special stockholders' meeting or an annual stockholders' meeting.

2.       DISSOLUTION OF OVERHILL VENTURES.
         ---------------------------------

         Section 8.30 of the Securities Purchase Agreement provides that, not later than June 30, 2003, the Company shall liquidate, wind up and dissolve Overhill Ventures in accordance with Applicable Laws and deliver to the Purchaser documentation reasonably satisfactory to it evidencing the liquidation, winding up and dissolution of Overhill Ventures (including a tax clearance certificate issued by the California Franchise Tax Board). The Company failed to liquidate, wind up and dissolve Overhill Ventures by such date, and such failure constitutes a Default and an Event of Default by virtue of the fact that the Company did not cure such Default within ten Business Days after an officer of the Company became aware or should have become aware of such failure. Accordingly, the Company has requested that the Purchaser waive the Default and Event of Default that occurred by virtue of the Company's failure to perform its obligations under Section 8.30.

         At the request of the Company, and pursuant to Section 11.5 of the Securities Purchase Agreement, the Purchaser waives the Default and Event of Default that occurred by virtue of the Company's failure to liquidate, wind up and dissolve Overhill Ventures by June 30, 2003; PROVIDED, HOWEVER, that if, on or before August 20, 2003, the Company fails to liquidate, wind up and dissolve Overhill Ventures and deliver to the Purchaser documentation reasonably satisfactory to it evidencing such liquidation, winding up and dissolution (including a tax clearance certificate issued by the California Franchise Tax Board), then the waiver provided for in this paragraph shall be void AB INITIO and the Company's failure to liquidate, wind up and dissolve Overhill Ventures and deliver to the Purchaser related documentation by June 30, 2003, shall constitute an Event of Default as of June 30, 2003.

James Rudis
Overhill Farms, Inc.
July 18, 2003


3.       GENERAL MATTERS.
         ----------------

         In order to induce the Purchaser to grant the conditional waivers provided for herein, the Company hereby represents and warrants to the Purchaser that, as of the date hereof, no Defaults or Events of Default have occurred or are continuing other than as described above.

         This waiver letter is being delivered without prejudice to the rights, remedies or powers of the Purchaser under or in connection with the Securities Purchase Agreement, the Note, the other Investment Documents, Applicable Laws or otherwise, and shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement, the Note or any other Investment Documents. In addition, except for the conditional waivers expressly described herein, nothing contained in this letter is intended to or shall be construed as a waiver of any breach, violation, Default or Event of Default, whether past, present or future, under the Securities Purchase Agreement, the Note or any other Investment Document, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company Parties (or any of them) or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Note and the other Investment Documents and Applicable Law, whether at law or in equity. All of the provisions of the Securities Purchase Agreement, the Note and the other Investment Documents shall remain in full force and effect.





                            [SIGNATURE PAGE FOLLOWS]




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         Please acknowledge your agreement with the foregoing by signing this waiver letter in the space indicated below and returning a signed copy to us as soon as possible.

                                                     Sincerely yours,

                                                     /s/ STEVEN E. HARTMAN
                                                     ---------------------
                                                     Steven E. Hartman

AGREED:
-------

OVERHILL FARMS, INC., a Nevada
corporation


By:      /S/ JAMES RUDIS
   -----------------------------------------
         James Rudis
         President and Chief Executive Officer


ACKNOWLEDGED:
-------------

OVERHILL L.C. VENTURES, INC., a
California corporation


By:      /S/ JAMES RUDIS
   -----------------------------------------
         James Rudis
         President and Chief Executive Officer



cc:      Mitchell S. Cohen, Esq.
         Gregg A. Amber, Esq.
         Cristy Parker, Esq.
         Albert B. Greco, Jr., Esq.


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